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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 28, 1997

                         WESTERFED FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its charter)

   Delaware                      0-22772                    81-3899950
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(State or other             (Commission File No.)         (IRS Employer
 jurisdiction of                                          Identification
 incorporation)                                                 No.)

110 East Broadway, Missoula, Montana                                 59802
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (406) 721-5254
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                               N/A
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          (Former name or former address, if changed since last report)



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Item 2.           Acquisition or Disposition of Assets.

         On February 28, 1997, WesterFed Financial Corporation ("WesterFed"), a Delaware corporation, completed the merger of Security Bancorp, a Montana corporation ("Security"), with and into WesterFed (the "Merger"). On March 5, 1997, WesterFed issued a corrective press release included as Exhibit 99 to this Report and incorporated by reference herein announcing the consummation of the merger as of February 28, 1997. In addition, as of such date, Security Bank, a federally chartered stock savings bank and wholly owned subsidiary of Security ("Security Bank"), merged with and into Western Federal Savings Bank ("Western Federal"), a wholly owned subsidiary of WesterFed (the "Subsidiary Merger"). The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 24, 1996 (the "Merger Agreement"), by and between WesterFed and Security. Copies of the Merger Agreement were included as Appendix I to the Joint Proxy Statement/Prospectus included as a part of WesterFed's Registration Statement on Form S-4 (Registration No. 333-16429), filed with the Securities and Exchange Commission on November 19, 1996, and incorporated by reference herein.

         Following the Merger and Subsidiary Merger, the assets and liabilities of Security were assumed by WesterFed and the assets and liabilities of Security Bank were assumed by Western Federal. WesterFed intends to integrate the operations of Security Bank into its existing operations and continue to maintain the business and physical assets of Security Bank, subject to the needs of WesterFed. Pursuant to the Merger Agreement, Security stockholders were given the opportunity to elect to receive either cash, WesterFed common stock or a combination of both in exchange for Security common stock, subject to the total shares of WesterFed common stock issued not exceeding 45% of the aggregate Merger consideration. As a result, stockholders who elected to receive cash or did not make an election, will receive $30.00 for each share of Security common stock. Stockholders who elected to receive stock, or a combination of cash and stock, will exchange approximately 46.42% of their Security common stock in exchange for WesterFed common stock (based on a ratio of 1.78 shares of WesterFed common stock for each share of Security common stock) and the remainder in cash. Stockholders who are due a fractional share will receive cash in lieu of the fractional share, paid on the basis of $30.00 per share. WesterFed will issue 1,150,175 shares of WesterFed common stock and will pay $25,995,480 in cash for all of the outstanding shares of Security common stock, for total consideration (based on the $21.50 per share closing price of WesterFed common stock on the Nasdaq National Market System on February 28,
1997) of $50.7 million. The cash portion of the consideration will come from WesterFed's working capital.

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Item 7.           Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  The Consolidated Financial Statements, and the notes thereto, of Security, which are contained in the Joint Proxy Statement/Prospectus included as part of WesterFed's Registration Statement on Form S-4 (Registration No. 333-16429), filed with the Securities and Exchange Commission (the "SEC") on November 19, 1996 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed with the SEC on February 12, 1997 which reports are incorporated by reference herein.

         (b)      Pro Forma financial information.

                  The Unaudited Pro Forma Combined Financial Information, which is contained in the Joint Proxy Statement/Prospectus included as part of WesterFed's Registration Statement on Form S-4 (Registration No. 333-16429), is incorporated by reference herein. The Pro Forma financial information for the interim period ending December 31, 1996, will be included in an amendment to this Form 8-K which will be filed within 60 days of this filing.

         (a)      Exhibits

                  2. Agreement and Plan of Merger dated as of September 24, 1996, by and between WesterFed and Security incorporated by reference to Appendix I to the Joint Proxy Statement/Prospectus included as part of WesterFed's Registration Statement on Form S-4 (Registration No. 333-16429).

                  99.      Press Release of WesterFed, dated March 5, 1997.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         WESTERFED FINANCIAL CORPORATION

Date: March 12, 1997                     By:      /s/ Lyle R. Grimes
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                                                  Lyle R. Grimes
                                                  President and Chief
                                                  Executive Officer

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